SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 15, 2012

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

0001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Roger Busse, who serves as President and Chief Operating Officer of Pacific Continental Bank, the subsidiary of Pacific Continental Corporation (the “Company”), advised the Company that on March 15, 2012, a counterparty broker accepted the terms of a stock trading plan with an effective date of March 12, 2012, designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Mr. Busse’s plan allows for a series of share purchases, each not to exceed $1,500 in total value of the Company’s common stock, subject to maximum share price limitations set forth in the plan. The first purchase of shares valued at $1,500 is scheduled to occur on May 20, 2012, and continue quarterly on August 20, 2012, November 20, 2012 with the last purchase to occur on February 20, 2013. The plan will terminate on March 31, 2013, unless otherwise terminated sooner in accordance with the plan’s terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2012

PACIFIC CONTINENTAL CORPORATION

By:	/s/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President
Chief Financial Officer

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